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                                  EXHIBIT 99.2

                    RESIGNATION LETTER OF STANLEY KOHLENBERG


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STANLEY KOHLENBERG ASSOCIATES, INC.       Management Consultants in Retirement
Stanley Kohlenberg, President             "WE CHARGE LESS BECAUSE WE DO LESS"



                                                                June 30, 1999


To The Board Of Directors
Trans World Gaming Corp.

Gentlemen:

Please accept this letter as notice of my resignation as CEO of Trans World Gaming Corp. effective 07/01/99. With this action I am effectively retiring from the management of Trans World Gaming Corp. and industry in general. I expect that our severance agreement, made in anticipation of this move, will obtain through its duration.

With the Board's permission, I hope to remain active as a member of the Board of Directors of Trans World Gaming Corp.

Respectfully,

/s/ Stanley Kohlenberg
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Stanley Kohlenberg